EXHIBIT 99.1

March 5, 2008
FOR IMMEDIATE RELEASE

India Globalization Capital, Inc
www.indiaglobalcap.com
CONTACT: Ram Mukunda  (301-983-0998)
Email: ram@indiaglobalcap.com
Fax: 240-465-0273
AMEX: IGC

INDIA GLOBALIZATION CAPITAL, INC. (IGC) RESCHEDULES
 SPECIAL MEETING OF STOCKHOLDERS TO MARCH 7, 2008

UPDATE

India Globalization Capital, Inc. (AMEX: IGC.U, IGC, IGC.WT, “IGC”) announced today that its Special Meeting of Stockholders previously rescheduled to be convened on Thursday,March 6, 2008 at 10:00 a.m., Eastern Standard Time, will be postponed until Friday, March 7, 2008 at 10:00 a.m., Eastern Standard Time as IGC continues to seek proxies.  The Meeting will take place at its original location, the offices of Seyfarth Shaw LLP 815 Connecticut Ave, N.W., Suite 500, Washington, D.C. 20006.

ABOUT IGC

Based in Bethesda, Maryland, IGC is a special purpose acquisition company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses with primary operations in India.   IGC raised approximately $67.8 million in gross proceeds through its initial public offering consummated in March 2006 and has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities in India.